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                                                                    EXHIBIT 22.1

                WORLDCORP, INC. AND CONSOLIDATED SUBSIDIARIES

                       SUBSIDIARIES OF THE REGISTRANT


            Name                                       Jurisdiction
            ----                                       ------------
            World Airways, Inc.                        Delaware

            World Airways Cargo, Inc.                  Delaware

            WorldCorp Services, Inc.                   Delaware

            WorldCorp Leasing, Inc.                    Delaware

            WorldCorp Leasing II, Inc.                 Delaware

            WorldCorp Leasing III, Inc.                Delaware

            WorldCorp Investments, Inc.                Delaware

            World Flight Crew Services, Inc.           Delaware

            WorldGames, Inc.                           Delaware

            US Order, Inc.                             Delaware

            InterMedia Marketing, Inc.                 Delaware